Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-168528, 333-130675, 333-120183, 333-104129, 333-71442, and 333-30578 on Form S-8 of our report dated June 27, 2013, relating to the financial statements of B/E Aerospace, Inc. 1994 Employee Stock Purchase Plan appearing in this Annual Report on Form 11-K of B/E Aerospace, Inc. 1994 Employee Stock Purchase Plan for the year ended December 31, 2012.

/s/ DELOITTE & TOUCHE LLP

Boca Raton, Florida
June 27, 2013